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                        MANAGEMENT AGREEMENT
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     THIS AGREEMENT made and entered into as of this 1st day of
January, 2001 by and between FOREVER ENTERPRISES, INC., a Texas corporation ("Forever") and NATIONAL CEMETERY MANAGEMENT COMPANY, a Missouri corporation ("Management Company").

     WHEREAS, Forever owns Forever Memorial, Inc., a company which produces and sells biographical video and internet memorials, Forever Network, Inc., a company which owns the Bellerive Forever Company, Hollywood Forever, Inc., a company which owns the Hollywood Forever Cemetery and a fifty percent (50%) managing interest in Mount Washington Forever, L.L.C., a company which owns the Mount Washington Forever Cemetery (all of the foregoing collectively hereafter referred to as the "Cemetery Entities"); and

     WHEREAS, Forever and Management Company desire to memorialize their management arrangement in writing.

     NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual terms, covenants and agreements hereinafter set forth, and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

     1.   Services. Management Company shall provide Forever with all
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necessary personnel and related expenses for the Cemetery Entities sales management, operational and administrative needs. Such services will be provided by Management Company employees who at all times will act under the control and at the direction of Management Company.

     2.   Fees. Forever shall pay to Management Company a monthly
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management fee equal to three percent (3%) of the aggregate net revenues
(as reported on Forever's external financial statements) of the Cemetery Entities as payment for the services provided hereunder. The fee shall be paid on the first day of each month based on the net revenues of the Cemetery Entities for the preceding month.

     3.   Authority. Management Company shall, at all times, have the
          ----------
exclusive authority to direct, control, hire, fire and set wages of Management Company personnel who render services to the Cemetery
Entities.

     4.   Indemnification. Management Company shall be responsible for
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and indemnify Forever and the Cemetery Entities against all wages payable to Management Company employees who participate in rendering services to the Cemetery Entities and employer taxes thereon (including but not limited to FICA and Missouri unemployment taxes).



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     5.   Termination. This Agreement may be terminated by either
          ------------
party on thirty (30) days prior written notice to the other party.

     6.   Governing Law. This Agreement is entered into and shall be
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governed by the laws of the State of Missouri.



                         NATIONAL CEMETERY MANAGEMENT COMPANY



                         By: /s/ Randall K. Sutton
                             ------------------------------------------
                             Randall K. Sutton, Vice President


                                   "Management Company"


                         FOREVER ENTERPRISES, INC.



                         By: /s/ Brent D. Cassity
                             -------------------------------------------
                             Brent D. Cassity, Chief Executive Officer



                                   "Forever"






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